UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	March 20, 2009
(Date of earliest event reported)	March 20, 2009

Multimedia Games, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas (State or other jurisdiction of incorporation)	74-2611034 (IRS Employer Identification No.)

206 Wild Basin Rd. South, Bldg. B, Suite 400, Austin, Texas (Address of Principal Executive Offices)	78746 (Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

On March 20, 2009, Multimedia Games, Inc. (“Multimedia”) issued a press release reporting that Multimedia plans to pursue all available legal channels in order to recover Multimedia’s charity bingo equipment that was removed yesterday by Alabama officials from a facility in the state.  Multimedia plans to continue to operate its games in Alabama in accordance with state law while it is contesting these actions.  Multimedia has been operating charity bingo equipment in the Alabama charity market and has been proactive in ensuring that all of its charity bingo equipment complies with the applicable Constitutional amendments and all local regulations which authorize charity bingo.

The information contained in the press release is deemed to be “filed” under the Securities Exchange Act of 1934, and such press release is incorporated herein by reference.  A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 20, 2009, announcing pursuit of legal charity bingo equipment removed from Alabama facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: March 20, 2009	By:	/s/ Uri L. Clinton
Uri L. Clinton
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 20, 2009, announcing pursuit of legal charity bingo equipment removed from Alabama facility.